                                                                   EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

Tower Automotive, Inc. (Delaware)
R.J. Tower Corporation (Michigan)
Tower Automotive Capital Trust (Delaware)
Tower Automotive Products Company, Inc. (Delaware)
Tower Automotive Chicago, LLC (Illinois)
Tower Automotive Granite City, LLC (Illinois)
Tower Automotive Granite City Services, LLC (Illinois)
Tower Automotive Bowling Green, LLC (Kentucky)
Tower Automotive Milwaukee, LLC (Wisconsin)
Tower Automotive Wisconsin, LLC (Wisconsin)
Tower Automotive Madison, LLC (Mississippi)
Tower Automotive Technology, Inc. (Michigan)
Tower Automotive Plymouth, Inc. (Michigan)
Tower Automotive Tooling Services, Inc. (Michigan)
Tower Automotive Technology Products, Inc. (Michigan)
Tower Automotive Finance, Inc. (Delaware)
Tower Automotive Receivables Company, Inc. (Michigan)
Tower Automotive Services and Technology, Inc. (Delaware)
Tower Services, Inc. (Michigan)
Trylon Corporation (Michigan)
Tower Automotive Bardstown, Inc. (Kentucky)
Tower Automotive Michigan, LLC (Michigan)
Tower Automotive Lansing, LLC (Michigan)
Tower Automotive Tool, LLC (Michigan)
Tower Automotive Canada, Inc. (Ontario)
Tower do Brasil, Ltda. (Brazil)
Tower Automotive do Brasil, S.A. (Brazil)
Tower Componentes Automotivos Ltda. (Brazil)
Tower Automotive Mexico, S. de R.L. de C.V. (Mexico)
Tower Automotive International, Inc. (Delaware)
Tower Automotive International Yorozu Holdings, Inc. (Michigan)
Algoods, Inc. (Ontario)
Algoods USA, Inc. (Kentucky)
Tower Automotive International Funding, Inc. (Michigan)
Tower Automotive International Holdings, Inc. (Michigan)
Tower Automotive Japan Co., Ltd. (Japan)
Tower Automotive International, BV (Netherlands)
Tower Automotive Europe, BV (Netherlands)
Tower Italia, S.r.L. (Italy)
Tower Automotive Sud, S.r.L. (Italy)
Tower Automotive Melfi, S.r.L. (Italy)
Oslamt, S.p.A. (Italy)
Tower Automotive, S.r.L. (Italy)
Tower Automotive Spain SL (Spain)
Tower Automotive France SARL (France)
Tower Automotive A.S. (Slovakia)
Tower Automotive Finance, BV (Netherlands)
Tower Automotive Belgium B.V.B.A. (Belgium)
Tower Automotive India Private, Ltd. (India)
Tower Automotive, s.r.o. (Slovakia)
Tower Automotive Holding, GmbH (Germany)
Tower Automotive Verwaltung, GmbH (Germany)

Tower Automotive Deutschland, GmbH & Co. KG (Germany)
Tower Automotive GmbH & Co. KG Werkzeubau Und Presswerk (Germany)
Tower Automotive Umformtechnick, GmbH & Co KG (Germany)
Tower Automotive Presswerk Zwickau, GmbH & Co KG (Germany)
Tower Automotive Auslandsbeteiligungen GmbH (Germany)
Tower Automotive Szerszamgyar es Presuzem, KfT (Hungary)
Tower Automotive (Czech Republic) s.r.o.(Czech Republic)
Tower Automotive Polska SP.zo.o (Poland)
Tower Automotive Hydroforming Verwaltung GmbH (Germany)
Tower Automotive Hydroforming GmbH & Co. KG (Germany)
MT Stahl Handelsgesellschaft GmbH & Co KG (Germany), 80% limited partner MT Stahl Handelsgesellschaft Verwaltung GmbH (Germany)
Changchun Tower Golden Ring Automotive Products Company, Ltd.
(China), a 60% owned joint venture
Seojin Industrial Co., Ltd. (Korea), a 66% owned joint venture
Tower Automotive (WuHu) Company Ltd. (China), an 80% owned joint venture